UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2020

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 23, 2020, Ocugen, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually, which was adjourned until January 13, 2021 solely with respect to the voting on Item 2, the approval and adoption of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.01 (the “Common Stock”) (“Item 2”). A total of 98,824,057 shares of the Company’s Common Stock, or 60.99% of the Common Stock issued and outstanding as of October 28, 2020, the record date for the Annual Meeting (the “Record Date”), were represented virtually or by proxy at the Annual Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting on December 23, 2020.

(a)      Item 1 — Approval and Adoption of an Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split at a Ratio of Not Less than 1-for-4 and Not Greater than 1-for-20. The stockholders did not approve an amendment to the Company’s Certificate of Incorporation at the discretion of the Company’s board of directors (the “Board”) to effect a reverse stock split of outstanding Common Stock at a reverse split ratio ranging from 1-for-4 and 1-for-20 as selected by the Board. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
57,469,906	39,918,646	1,435,505	0

(b)      Item 3 — Election of Three Class III Directors. The stockholders elected each director nominee to the Board to serve as a director until the 2023 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified, as follows:

Name	For	Withheld	Broker Non- Votes
Kirsten M. Castillo	48,913,102	5,326,086	44,584,869
Prabhavathi Fernandes, Ph.D.	47,790,654	6,448,534	44,584,869
Suha Taspolatoglu, M.D.	47,934,831	6,304,357	44,584,869

(c)      Item 4 — Ratification of Independent Registered Public Accountant. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year, as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
92,716,063	3,223,928	2,884,066	0

(d)      Item 5 — Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
36,491,381	15,066,115	2,681,692	44,584,869

(e)      Item 6 — Advisory vote on the Frequency of Future Advisory Votes on Executive Compensation. The Company’s stockholders voted, on an advisory basis, to hold future advisory stockholder votes on executive compensation every year until the next required advisory vote on the frequency of holding future advisory votes on executive compensation, as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non- Votes
40,488,526	1,939,419	9,165,191	2,646,052	44,584,869

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

The Company will include an advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of future advisory votes to approve executive compensation, which will occur no later than the Company’s Annual Meeting of Stockholders in 2026.

Adjournment With Respect to Item 2

On December 23, 2020, the Annual Meeting was adjourned prior to voting on Item 2 to provide additional time to amend the Company’s Definitive Proxy Statement filed on October 30, 2020 (the “Proxy Statement”) with respect to Item 2 and for stockholders to consider and vote on the amended Item 2. On December 23, 2020 , the Company amended its Proxy Statement to restate Item 2 (the “Proxy Amendment”). The Proxy Amendment modified the proposed amendment of the Certificate of Incorporation by decreasing the proposed aggregate number of shares of Common Stock that the Company would be authorized to issue from 500,000,000 shares to 400,000,000 shares. As amended, the proposed number of authorized shares represents an increase of 200,000,000 shares of Common Stock over the 200,000,000 shares currently authorized in the Certificate of Incorporation. The Proxy Amendment was disseminated to stockholders of the Company as of the Record Date on or about December 23, 2020. The Annual Meeting will reconvene at 11:00 a.m. Eastern Time on January 13, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman